UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2021

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770	15213
Pittsburgh, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)

(412) 621-0902
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2021, the Board of Directors (the “Board”) of Liberated Syndication Inc. (the “Company”) appointed Jonathan Charak, as Chief Financial Officer of the Company, effective September 29, 2021 (the “Start Date”).

Prior to joining the Company in 2021, Mr. Charak, age 51, served from January 2015 through September 2021 as a fractional CFO as an employee of both Wiltshire Advisors, LLC and Level X Consulting, Inc., serving multiple companies in a variety of industries including renewable energy, cannabis, and telecommunications. During this period, Mr. Charak also was a Co-Founder of CHH, LLC, a real estate development company in the cannabis space. His primary functions in these roles during this time period included capital raising, capital allocation, mergers and acquisitions, business development, investor relations, and financial planning and analysis. From March 2008 through April 2014, Mr. Charak served as Chief Financial Officer and Secretary to the Board at Telular Corporation, a publicly traded Internet-of-Things business where he helped grow total enterprise value by over 17x during his tenure before the company was taken private through a private equity buyout. Mr. Charak began his career in public accounting, serving for nine years as a CPA and auditor for Arthur Andersen, LLP, where he executed and managed numerous audit engagements for public and private middle market companies across a variety of industries. Mr. Charak is a Certified Public Accountant and received a bachelor’s degree in Accounting from the Kelley School of Business at Indiana University, Bloomington.

There is no arrangement or understanding between Mr. Charak and any other person pursuant to which Mr. Charak was selected as the Company’s Chief Financial Officer. Mr. Charak has no family relationships with any director or executive officer of the Company. In addition, Mr. Charak has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 29, 2021, the Company and Mr. Charak entered into an Employment Agreement (the “Agreement”), the terms of which were approved by the Company’s Compensation Committee (the “Committee”) and the Board.

The Agreement has an initial three-year term, ending on September 29, 2024 (the “Initial Term”), which is automatically renewable for annual terms thereafter (each, a “Renewal Term” and, together with the Initial Term, each a “Term”). Mr. Charak will receive an annual base salary for the first-, second- and third-year of the Initial Term of $225,000, $240,000 and $260,000, respectively. On the Start Date, Mr. Charak will receive an initial grant of 105,000 restricted stock units (“RSUs”), of which 45,000 RSUs are time-vested and 60,000 RSUs will vest based on the performance of the Company’s stock. Within 60 days after the date the Company files the last of all delinquent reports and reports required to be amended under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Mr. Charak will receive 7,500 RSUs that will vest in equal installments over three years from the grant date. If the Company files all delinquent reports and reports required to be amended under the Exchange Act on or before December 31, 2021, then within 60 days of the date that the Company files the last of such reports, Mr. Charak will receive an additional equity grant of 12,500 RSUs that will vest immediately. For each calendar year during the Term, Mr. Charak is eligible to receive cash incentive compensation (an “Annual Discretionary Bonus”). Mr. Charak’s initial target Annual Discretionary Bonus is 25% of his salary and will be prorated for calendar year 2021 to reflect his partial year of service.

Mr. Charak is also eligible to participate in the Company’s retirement plans, health plans and all other employee benefits made available by the Company. Mr. Charak is entitled to receive certain severance payments in connection with a termination by the Company without cause or by Mr. Charak for good reason. Mr. Charak also agreed to customary confidentiality, non-competition and non-solicitation provisions contained in the Agreement.

The foregoing description of the terms of the Agreement is not complete and is subject to, and qualified in its entirety by, the terms of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on October 4, 2021 announcing Mr. Charak’s appointment as Chief Financial Officer of the Company.

The information under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number
Description

10.1
Employment Agreement, dated as of September 29, 2021, between Liberated Syndication Inc. and Jonathan Charak.

99.1
Press Release, dated October 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

October 4, 2021	By:	/s/ Laurie A. Sims
Laurie A. Sims
President